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                                                                  EXHIBIT 10.28


                               VENTRO CORPORATION
                    1500 Plymouth Street, Mt. View, CA 94043


                                November 19, 2001


DDP Ventures
P.O. Box 10845
Oakland, CA  94610-0845
Attn: David Perry

Dear David:

                  Ventro Corporation (the "Company") is pleased to offer DDP Ventures a Net Proceeds Income Agreement ("Agreement"), as referred to in section 2(c) of the Employment Agreement (the "Employment Agreement") between you and the Company dated November 16, 2001, on the following terms:

                  1. COMPANY'S INVESTMENTS. As of the date of this Agreement, the Company has invested amounts (each, an "Eligible Investment" and collectively, "Eligible Investments") in the following companies (collectively, "Eligible Companies"): MarketMile; DoubleTwist; Cognia; Amphire Solutions, Inc.; Ingenuity Work, Inc.; and BioWire.com/LabVelocity, Inc. In consideration for the Company's Eligible Investments, the Company has received securities with respect to the Eligible Companies.

                  2. NET PROCEEDS AMOUNT. DDP Ventures shall be eligible to receive an amount ("Incentive Proceeds") equal to 10% of the Net Proceeds Amount of each Eligible Investment, subject to the terms of this Agreement, including but not limited to the requirements of Section 3 of this Agreement. The Net Proceeds Amount of each Eligible Investment is equal to the amount that the Company receives in cash or liquid securities upon the Company's liquidation (each, a "Liquidation Date") of each Eligible Investment, less any applicable taxes and withholdings, brokerage commissions, attorney fees and any other direct incremental transaction costs or other fees related to the liquidation of each Eligible Investment, not to include Ventro employee time. The Company's Chief Executive Officer shall determine the Net Proceeds Amount and the Liquidation Date with respect to each Eligible Investment.

                  3. PAYMENT DATE. DPP Ventures shall be paid the Incentive Proceeds with respect to each Eligible Investment within thirty (30) days following the date on which the Company receives the Net Proceeds Amount with respect to each Eligible Investment, provided that the Liquidation Date occurs on or prior to December 31, 2003. The Incentive Proceeds shall be payable to DPP Ventures net of applicable withholding and payroll taxes and other deductions required by law and shall be paid by Company check or by grant of 10% of the liquid securities in the event of an IPO or purchase for stock by a publicly traded company. DPP Ventures shall only be eligible to receive the Incentive Proceeds attributable to the liquidation of each Eligible Investment with a Liquidation Date that occurred prior to the termination date of this Agreement,

David Perry
[Date]
Page 2


and in no event shall DPP Ventures receive the Incentive Proceeds with respect to the liquidation of an Eligible Investment if the Liquidation Date for such Eligible Investment occurs after December 31, 2003.

                  4. TERM AND TERMINATION. The term of this Agreement commences from the date of this Agreement and continues through and until December 31, 2003; provided, however, that if prior to December 31, 2003, (a) you resign from employment with the Company or (b) the Company terminates your employment for Cause (as defined in the Employment Agreement), then this Agreement terminates on the effective date of your resignation or termination, respectively. As provided in Section 6(b) of the Employment Agreement, if the Company terminates your employment for any reason other than Cause (as defined in the Employment Agreement) prior to December 31, 2003, then the term of this Agreement shall still continue through and until December 31, 2003.

                  5. GENERAL ASSETS. No amounts awarded or accrued under this Agreement shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay distributions shall at all times be an unfunded and unsecured obligation of the Company. DPP Ventures shall have the status of a general creditor and shall look solely to the general assets of the Company for the payment of any Incentive Proceeds.

                  6. NO ALIENATION RIGHTS. DPP Ventures shall not have the right to alienate, pledge or encumber its interest in this Agreement, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of DPP Ventures' creditors or to attachment, execution or other process of law.

                  7. EMPLOYMENT RELATIONSHIP. Your employment with the Company will be "at will" and governed by the Employment Agreement referenced above.

                  8. ENTIRE AGREEMENT. This Agreement supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between DPP Ventures and the Company and between you and the Company with respect to the subject matter described herein.

                  9. GOVERNING LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of California (except its provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the "Law") then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law. All the other

David Perry
[Date]
Page 3


terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

                  10. NO ASSIGNMENT. This Agreement and all of DPP Ventures' rights and obligations hereunder are specific to DPP Ventures and may not be transferred or assigned by DPP Ventures at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                  11. ARBITRATION.

                  (a) SCOPE OF ARBITRATION REQUIREMENT. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement.

                  (b) PROCEDURE. The arbitrator's decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator's decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that the arbitrator shall allow the discovery authorized by the California Arbitration Act or that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in Santa Clara County, California or, at the option of DPP Ventures, the county in which DPP Ventures primarily conducted business with the Company at the time when the arbitrable dispute or claim first arose.

                  (c) COSTS. The parties shall share the costs of arbitration equally, except that the Company shall bear the cost of the arbitrator's fee and any other type of expense or cost that DPP Ventures would not be required to bear if DPP Ventures were to bring the dispute or claim in court. Both DPP Ventures and the Company shall be responsible for their own attorneys' fees, and the arbitrator may not award attorneys' fees unless a statute or contract at issue specifically authorizes such an award.

                  (d) APPLICABILITY. This arbitration provision does not apply to the following: (a) workers' compensation or unemployment insurance claims or
(b) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either DPP Ventures or the Company (whether or not arising under the Company's Employee Confidentiality Agreement between you and the Company).

David Perry
[Date]
Page 2


                  12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    * * * * *

                  DPP Ventures may indicate agreement with these terms and accept the terms of this Agreement by signing and dating the enclosed duplicate original of this Agreement and returning it to me.

                  If you have any questions, please call me at 650.567.8900.


                                           Very truly yours,

                                           VENTRO CORPORATION



                                           By:  /s/Ted Drysdale
                                                -------------------------------
                                           Title:       President & CEO
                                                 ------------------------------



I have read and accept this Agreement:



    /s/ David Perry
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         Signature of David Perry

Dated:   11/19/01
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